                                                                 EXHIBIT 99.1

Friday August 14, 4:45 pm Eastern Time

Company Press Release

ATRIA COMMUNITIES ANNOUNCES FAVORABLE
COURT RULING

LOUISVILLE, Ky.--(ATRC)--Aug. 14, 1998--Atria Communities, Inc. ("Atria") (Nasdaq/NM; ATRC) today announced victory in the court proceedings in the Superior Court for the State of California, County of Orange. Judge John C. Woolley granted judgement on defendants' motion if favor of all defendants, including Atria, on all counts. The court has directed that the preliminary injunction enjoining the closing of Atria's merger with Kapson Senior Quarters Corp., an affiliate of Lazard Freres Real Estate Investors L.L.C., is dissolved.

Atria's President and Chief Executive Officer Pat Mulloy stated, "Not only is Atria pleased with the court's ruling in its favor, but concluding this litigation successfully allows Atria to focus its full energies on the closing of its merger with Kapson Senior Quarters Corp. in continuing to build the best company providing senior living services in the nation."

Atria, based in Louisville, Kentucky, is a leading national provider of assisted and independent living services for the elderly.
________________

Contact:
   Atria Communities, Louisville
   Julie Harding, 502/719-1628